UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition

On August 5, 2015, SandRidge Energy, Inc. (the “Company”) issued a press release announcing financial and operational results for the period ended June 30, 2015. The press release is attached as Exhibit 99.1.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2015, the Board of Directors of the Company approved the appointment of Julian Bott, age 52, as Executive Vice President and Chief Financial Officer. Mr. Bott is expected to join the Company on August 17, 2015.

Mr. Bott most recently served as Chief Financial Officer at Texas American Resources Company since 2009. Prior to that, he was Managing Partner at Kensington Energy Partners from 2008 to 2009, and Principal and Chief Financial Officer at 3DMD Technologies Ltd. from 2004 to 2008. Mr. Bott served in various senior management capacities at TD Securities from 1996 to 2003 and in senior positions in the Energy Group at Bankers Trust Company from 1984 to 1996. He holds a Bachelor of Arts in Economics from Harvard University and a Master of Business Administration from Rice University and has served on the Board of Directors of EQT Midstream Partners, LP since May 2012.

On August 4, 2015, the Company and Mr. Bott entered into an employment agreement (the “Employment Agreement”) to be effective as of August 17, 2015. Under the terms of the Employment Agreement, Mr. Bott will receive (a) an annual base salary equal to at least $425,000; (b) an annual bonus target for 2015 in an amount equal to 90% of his base salary; and (c) an award of long term incentive compensation in 2015 valued at 350% of his base salary. The preceding description is a summary only and is qualified in its entirety by reference to the Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Additionally, on August 17, 2015, Mr. Bott will be granted shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), valued at $250,000 and restricted stock units valued at $550,000. The restricted stock units, which will vest in equal installments on the first, second, third and fourth anniversaries of the grant date, will be payable in cash or Common Stock, at the discretion of the Company, and subject to Mr. Bott being employed by the Company on the scheduled vesting dates. Each grant will be made under the SandRidge Energy, Inc. 2009 Incentive Plan.

Mr. Bott may also participate in other compensation and benefits programs generally available to the Company’s executive officers.

Eddie M. LeBlanc III, the Company’s current Executive Vice President and Chief Financial Officer, has informed the Company of his intention to retire effective September 1, 2015. Mr. LeBlanc’s separation will be treated as a Termination without Cause under the terms of his employment agreement with the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, effective as of August 4, 2015, between SandRidge Energy, Inc. and Julian Bott

99.1	Press release issued August 5, 2015 announcing financial and operational results for the period ended June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: August 5, 2015	By:	/s/ Philip T. Warman

Philip T. Warman

Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Employment Agreement, effective as of August 4, 2015, between SandRidge Energy, Inc. and Julian Bott

99.1	Press release issued August 5, 2015 announcing financial and operational results for the period ended June 30, 2015